1 Thompson Creek Mine

2 Thompson Creek Mine Layout 2

3 2.95 2.94 2.25 2.45 3.10 0 1 2 3 4 5 6 7 8 9 10 2010 2011 2012 2013 2014 YTD Lost Time Injury Reportable Medical Aids AIRR Safety - Lost Time/Reportable Incidents And All Incident Recordable Rate (AIRR) July QTD YTD Lost time incidents 0 0 3 Reportable incidents 0 0 1

4 Thompson Creek Mine Operating Statistics 5.1 10.8 4.4 10.3 $3.97 $3.91 $5.33 $4.67 1 Please refer to Appendix for non-GAAP reconciliation. Q214 Q213 H114 H113 Q214 Q213 H114 H113 Mo Production (millions lbs) Cash Costs1 (US $/lb)

5 Updated 2014 Production and Cash Cost Guidance Updated 2014 Estimate Previous 2014 Estimate Molybdenum (000’s lb): Thompson Creek Mine Production 1 15,000 – 17,000 14,000 – 16,000 Cash Costs ($/lb produced) 4.50 – 5.25 4.75 – 5.75 1 Molybdenum production pounds represented are molybdenum oxide and high performance molybdenum disulfide (“HPM”) from our share of production from the mines, but exclude molybdenum processed from purchased product.

Expect to complete mining of Phase 7 ore by the end August First round of layoffs in August (approximately 30-35 people) Processing of stockpiled ore to commence in August and continue through November Current plan to place TC Mine on care and maintenance by year-end 2014 Expect to incur non-recurring costs in 2015 and 2016 of an aggregate amount of approximately $35 million related to tailings dam slope management and employee retention and severance costs In addition, expect annual care and maintenance costs to be approximately $8 to $10 million Management still evaluating economically viable options for Phase 8 stripping and mining, which may include stripping at a reduced rate with continued scaled operations Thompson Creek Mine Update 6

Thompson Creek Tailings Management 7 • Tailings Dam meets regulatory requirements and is managed in accordance with detailed Tailings Operating Manual • Independent Professional Engineer of Record inspects dam twice a year accompanied by State Regulatory Officials • Idaho Department of Water Resources Dam Safety Division inspects with Engineer of Record twice a year and independently every other year • Current freeboard of 12’ exceeds regulatory requirement by 30%. • Mechanical placement of sand with bulldozers and addition of sand through cyclone production to dam slope for consistent slope of 2.75:1

Category US Tons (millions) Grade (% Mo) Contained Mo (M lbs) Measured Resources 27.8 0.064 35.5 Indicated Resources 31.4 0.062 39.0 Measured and Indicated - Total 59.2 0.063 74.5 Proven Reserves 45.1 0.080 72.4 Probable Reserves 35.9 0.069 49.7 Proven and Probable – Total 81.0 0.075 122.1 Total1 140.2 0.070 196.6 Based on Proven and Probable Mineral Reserves as of December 31, 2013, contained metal. The mineral reserve estimates for TC Mine were prepared by the TC Mine staff under the supervision of Robert Clifford, our Director of Mine Engineering, who is a Qualified Person under NI 43-101. For more information on our reserves, see our Annual Report on Form 10-K for the year ended December 31, 2013. Thompson Creek Mine Resources and Reserves 8

9 Appendix

Non-GAAP Reconciliation
Cash Cost Per Pound Produced

ThompsonCreek METALS COMPANY INC.

Molybdenum Operations - Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold

(US$ in millions, except pounds and per pound amounts)

	Three Months Ended					
	June 30, 2014			June 30, 2013		
	Operating Expenses	Pounds Produced [1]	$/lb	Operating Expenses	Pounds Produced [1]	$/lb
TC Mine						
Cash cost - Non-GAAP	$ 20.3	5,108	$ 3.97	$ 23.5	4,418	$ 5.33
Add/(Deduct):						
Stock-based compensation	0.2			0.3		
Inventory and other adjustments	11.3			6.7		
US GAAP operating expenses	$ 31.8			$ 30.5		
Endako Mine						
Cash cost - Non-GAAP	$ 26.5	2,373	$ 11.17	$ 25.1	2,107	$ 11.93
Add/(Deduct):						
Stock-based compensation	—			0.1		
Inventory and other adjustments	(6.6)			(3.7)		
US GAAP operating expenses	$ 19.9			$ 21.5		
Other operations US GAAP operating expenses [2]	$ 26.8			$ 25.1		
Molybdenum segments US GAAP operating expenses	$ 78.5			$ 77.1		
Weighted-average cash cost—Non-GAAP	$ 46.8	7,481	$ 6.25	$ 48.7	6,525	$ 7.46

1 Pounds produced are shown in molybdenum oxide and include an estimated loss from our share of the sulfide production from the mines to oxide. They exclude molybdenum processed from purchased product.

2 Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

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Non-GAAP Reconciliation
Cash Cost Per Pound Produced

ThompsonCreek METALS COMPANY INC.

Molybdenum Operations - Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold

(US$ in millions, except pounds and per pound amounts)

	Six Months Ended					
	June 30, 2014			June 30, 2013		
	Operating Expenses	Pounds Produced [1]	$/lb	Operating Expenses	Pounds Produced [1]	$/lb
TC Mine						
Cash cost - Non-GAAP	$ 42.1	10,766	$ 3.91	$ 48.3	10,347	$ 4.67
Add/(Deduct):						
Stock-based compensation	0.4			0.5		
Inventory and other adjustments	15.3			10.0		
US GAAP operating expenses	$ 57.8			$ 58.8		
Endako Mine						
Cash cost - Non-GAAP	$ 50.0	4,602	$ 10.87	$ 45.8	3,868	$ 11.85
Add/(Deduct):						
Stock-based compensation	—			0.2		
Inventory and other adjustments	(0.4)			(8.9)		
US GAAP operating expenses	$ 49.6			$ 37.1		
Other operations US GAAP operating expenses [2]	$ 41.9			$ 49.9		
Molybdenum segments US GAAP operating expenses	$ 149.3			$ 145.8		
Weighted-average cash cost—Non-GAAP	$ 92.1	15,368	$ 5.99	$ 94.1	14,215	$ 6.62

1 Pounds produced are shown in molybdenum oxide and include an estimated loss from our share of the sulfide production from the mines to oxide. They exclude molybdenum processed from purchased product.

2 Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

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